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                                                                    Exhibit 23.1




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2003 (except for Note Q, as to which the date is September 15, 2003), in the Registration Statement (Form S-4) and related Prospectus of IMCO Recycling, Inc. for the registration of $210,000,000 of Senior Secured Notes due 2010.


                                             /s/ ERNST & YOUNG LLP


Dallas, Texas
January 19, 2004